UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Change in Control Plan and Executive Severance Plan
On May 18, 2016, as a consequence of the Compensation Committee’s review of benefits to help assure they remain at appropriate levels, the Board of Directors of Rexnord Corporation (the “Company”) adopted an Executive Change in Control Plan (the “Change in Control Plan”) and an Executive Severance Plan (the “Severance Plan”) (collectively, the “Plans”), which both apply to executive officers (other than the Company’s Chief Executive Officer) and certain key employees, to provide more uniform treatment of executive officers upon certain termination of employment events. In connection therewith, the Company’s outstanding employment and retention and change in control agreements with such persons (other than with the CEO) are being terminated, including the employment agreement, dated November 9, 2012, with Mark W. Peterson, the Company’s Senior Vice President and Chief Financial Officer, via letter agreements with each individual (the “Letter Agreements”). The Letter Agreements do not confer any additional benefits, state that each individual is an at-will employee and outline benefits otherwise provided.

Among other things, the Plans specify the effects if the Company terminates an executive officer without cause, or an executive officer leaves the Company for good reason, and determines the compensation payable upon such events, as well as payments in connection with a change in control, as described below.

The Change in Control Plan provides potential benefits upon certain terminations that occur in connection with a change in control that are generally consistent with the benefits that would have been provided in such situations under the prior executive arrangements, with certain adjustments. These adjustments include removing the annual target bonus from the determination of the amount of severance payments and removing both the right to receive any prior year unpaid bonus and the right to receive a pro-rated annual bonus for the year of termination. The Severance Plan sets uniform benefits levels in the event of a termination of an executive officer without cause other than in connection with a change in control transaction, whereas the Company’s general severance practices typically vary based on years of service.

Pursuant to the Severance Plan, in the event an executive officer is terminated without “cause” (as defined in the Severance Plan), the individual generally will be entitled to receive:

•	severance payments equal to the sum of the executive officer’s current base salary, payable in installments over a 12-month period;

•	continued participation, with related employer contributions, in the Company’s medical plans for 12 months; and

•
all of the executive officer’s unvested options and long-term incentive awards granted through the date of termination will vest or be forfeited, and any such vested awards granted as stock options will be exercisable in accordance with the terms and conditions set forth in such awards or the plan governing the awards.

Pursuant to the Change in Control Plan, if, within 90 days prior to or two years following a “change in control” (as defined in the Change in Control Plan), an executive officer is terminated without cause or resigns for “good reason,” the individual will be entitled to receive:

•
severance payments equal to the executive officer’s current base salary multiplied by 1.5, payable in installments over an 18-month period (or, in a lump sum if the change in control does not meet certain requirements under Internal Revenue Code Section 409A);

•
all of the executive officer’s unvested options and long-term incentive awards granted through the date of termination will vest, and all vested options shall be exercisable until the earlier of one year from the termination date or the expiration of the original scheduled term of such options; provided that the limits under the Company’s Incentive Plan (as defined below) intended to reduce or eliminate the effects of Internal Revenue Code Sections 280G and/or 4999 will be applied only to the extent that such limits increase the after-tax amount the executive officer receives; and

•	continued participation, with related employer contributions, in the Company’s medical plans for 18 months.

In addition, executive officers would be entitled to certain benefits upon other termination events as follows:

•
In the event of a termination due to death or disability, executive officers would be entitled to disability insurance benefits or life insurance proceeds under applicable plans, the executive’s unvested long-term incentive awards will vest or be forfeited and any vested stock options will be exercisable in accordance with their terms.

•
If the executive officer terminates his or her employment without good reason and not in connection with a change in control, then all unvested long-term incentive grants will be forfeited and cancelled, but all vested stock options will remain exercisable in accordance with their terms.

•
If the Company terminates the executive officer’s employment without cause and other than for disability, the executive’s long-term incentive grants shall vest or be forfeited in accordance with their terms, and any stock options shall be exercisable in accordance with their terms (but not less than 90 days).

If the Company terminates an executive officer for cause, no additional benefits would be paid to the executive officer and all equity awards and other long-term incentives would be immediately forfeited and cancelled.

Under the Plans, the Company is also protected from competition by the executive officers after their employment with the Company ends. Upon termination, executive officers agree to not interfere with the relationships between the customers or employees of the Company for two years and one year, respectively. In addition, executive officers agree that they will not compete with the Company over a two-year period following termination and in geographical locations proximate to the Company’s operations. Further, the executive officers agree to related confidentiality requirements after the termination of their employment and have agreed to provide a release of claims to the Company.

The foregoing description of the Plans and the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Plans and the form of Letter Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Management Incentive Compensation Plan
On May 18, 2016, the Compensation Committee of the Board amended the Company’s Management Incentive Compensation Plan (the “MICP”), which operates as a sub-plan of the Rexnord Corporation 2012 Performance Incentive Plan, to maximize potential tax deductibility to the Company of the related compensation. For executive officers, beginning in fiscal 2017, the personal performance multiplier will remain between 0% and 150%, but with 150% as the base point and the Compensation Committee using “negative discretion” to reduce the multiplier to the intended level based on the officer’s performance. The Company does not consider the amendments to the MICP to be material, as the Compensation Committee does not intend for this change, by itself, to increase levels of incentive compensation paid or to change its approach in determining the actual multiplier to be used for each individual.

The form of MICP is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Rexnord Corporation Executive Severance Plan, Effective May 18, 2016.
10.2	Rexnord Corporation Executive Change in Control Plan, Effective May 18, 2016.
10.3	Form of Letter Agreement with Executive Officers.
10.4	Form of Rexnord Management Incentive Compensation Plan for Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 24th day of May 2016.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

Rexnord Corporation
Exhibit List to Form 8-K

Exhibit No.	Description
10.1	Rexnord Corporation Executive Severance Plan, Effective May 18, 2016.
10.2	Rexnord Corporation Executive Change in Control Plan, Effective May 18, 2016.
10.3	Form of Letter Agreement with Executive Officers.
10.4	Form of Rexnord Management Incentive Compensation Plan for Executive Officers.